UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         March 13, 2009
                                                  ------------------------------

                            SALISBURY BANCORP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

      Connecticut                    000-24751                   06-1514263
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File              (IRS Employer
of incorporation)                     Number)                Identification No.)

5 Bissell Street, Lakeville, Connecticut                         06039-1868
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (zip code)


Registrant's telephone number, including area code:  (860) 435-9801
                                                     --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 1.  Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.
            -------------------------------------------

Section 3.  Securities and Trading Markets

Item 3.02.  Unregistered Sales of Unregistered Securities.
            ---------------------------------------------

Item 3.03.  Material Modification to Rights of Security Holders.
            ---------------------------------------------------

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            ------------------------------------------------------------------
            Appointment of Certain Officers; Compensatory Arrangements of
            --------------------------------------------------------------
            Certain Officers.
            -----------------

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change to Fiscal
-------------------------------------------------------------------------------
            Year.
            -----

         On March 13, 2009, Salisbury Bancorp, Inc. (the "Company") entered into a Letter Agreement including the Securities Purchase Agreement-Standard Terms, as supplemented by the letter dated March 13, 2009 relating to the American Recovery and Reinvestment Act of 2009, (together, the "Purchase Agreement"), with the U.S. Treasury Department (the "Treasury") pursuant to which the Company issued and sold 8,816 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock") under the Capital Purchase Program (the "CPP") of the Emergency Economic Stabilization Act of 2008 ("EESA") for aggregate consideration of $8,816,000 in cash. The Series A Preferred Stock qualifies as Tier 1 capital for regulatory purposes.

         The Series A Preferred Stock ranks senior to the Common Stock, par value $.10 per share (the "Common Stock") in the payment of dividends and upon distributions and amounts payable upon liquidation, dissolution or winding-up of the Company; it has a liquidation preference of $1,000 per share. The Series A Preferred Stock pays a cumulative dividend of five percent (5%) per annum on the liquidation preference for the first five (5) years it is outstanding and thereafter at a rate of nine percent (9%) per annum when and if declared by the Company's Board of Directors. The Series A Preferred Stock is non-voting, other than voting rights on certain matters that could adversely affect the Series A Preferred Stock. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six (6) quarterly dividend periods or more, whether or not consecutive, the Company's authorized number of directors will be automatically increased by two (2) and the holders of the Series A Preferred Stock will have the right to elect those directors at the Company's next annual meeting or at a special meeting called for that purpose; these two directors will be elected annually and will serve until all accrued and unpaid dividends in the Series A Preferred Stock have been paid. Prior to March 13, 2012, unless the Company has redeemed the Series A Preferred Stock in whole or the Treasury has transferred all the shares of Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to pay any quarterly dividend on the Common Stock in excess of $0.28 per share or redeem, purchase or acquire any shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances.

         The Series A Preferred Stock has no maturity date. The Series A Preferred Stock may be redeemed by the Company at one hundred percent (100%) of the issue price plus any accrued and unpaid dividends at any time.

         As part of the transaction, the Company also issued to the Treasury an immediately exercisable ten-year Warrant to purchase up to 57,671 shares of the Common Stock at an initial exercise price of $22.93 per share. If the Warrant were fully exercised, the Company estimates that the ownership percentage of the current shareholders would be diluted by approximately 3.3% percent. If the Company completes one or more qualified equity offerings as described above on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of at least $8,816,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. The Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

         The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the resale or secondary offering of the Series A Preferred Stock, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that (i) the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which the Company has received aggregate gross proceeds of not less than $8,816,000 million from one or more qualified equity offerings and December 31, 2009 and (ii) if the Company redeems all the shares of the Series A Preferred Stock, it has the right to purchase the Warrant or the Warrant Shares held by the Treasury at fair market value.

         Pursuant to the terms of the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of EESA, as amended, as implemented by any rules, regulations, guidance or other requirements issued thereunder regulation under the EESA as of March 10, 2009 and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, John F. Perotti, Richard J. Cantele, Jr., John F. Foley, Diane E.R. Johnstone and Gerard J. Baldwin (each a "Senior Executive Officer") executed waivers and consents voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer's compensation or benefits that are required to comply with Section 111 of EESA, as amended, as implemented by any rules, regulations, guidance or other requirements issued thereunder, acknowledging that such rules, regulations, guidance or other requirements may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called "golden parachute" agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the CPP and consenting to the foregoing amendments. Further, each of the Senior Executive Officers has entered a First Amendment to their Change in Control Agreement (the "CIC Agreement") providing that no payment will be made or benefit provided under the CIC Agreement if it would violate EESA, as amended, or any regulation thereunder.

         On March 10, 2009, the Company filed with the Secretary of the State of the State of Connecticut a Certificate of Amendment to its Certificate of Incorporation to designate the Series A Preferred Stock and to specify the preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock.

         The Board of Directors amended Section 1 of Article III of the Company's Bylaws to provide that a director elected by the holders of the preferred stock of the Company need not be a shareholder of the Company.

         The terms of the Series A Preferred Stock and Warrant are set forth in the Purchase Agreement, the Warrant and the Certificate of Amendment to the Certificate of Incorporation, each of which is included as an exhibit to this Report on Form 8-K and is incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The terms of the amendment to the Bylaws and the CIC Agreements are as set forth in the Amended and Restated Bylaws and the Form of Amendment to Change in Control Agreement, which of which is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this
Item 5.03. The foregoing summary of the provisions of these documents is qualified in its entirety by reference thereto.

Section 8.        Other Events

Item 8.01.        Other Events.
-------------------------------

         On March 13, 2009, the Company issued a press release related to the closing of the Capital Purchase Program transaction. A copy of such press release is attached hereto as Exhibit 99.1.

Section 9. Financial Statements and Exhibits

         Item 9.01  Financial Statements and Exhibits.

         (a)    Not Applicable.

         (b)    Not Applicable.

         (c)    Not Applicable.

         (d)    Exhibits.
                --------

                Exhibit 3.1. Certificate of Amendment to the Certificate of Incorporation for the Series A Preferred Stock filed March 10, 2009.

                Exhibit 3.2.   Amended and Restated Bylaws as of March 10, 2009.

                Exhibit 4.1. Warrant to purchase Common Stock dated March 13, 2009.

                Exhibit 10.1. Letter Agreement between the Company and the United States Department of the Treasury dated March 13, 2009, including the Securities
                               Purchase   Agreement-Standard   Terms   attached
                               thereto.

                Exhibit 10.2 Supplemental Letter Agreement relating to the American Recovery and Reinvestment Act of 2009 between the Company and the United States Department of the Treasury dated March 13, 2009.

                Exhibit 10.3 Form of Amendment to Change in Control Agreement made as of March 10, 2009.

                Exhibit 99.1   Press release dated March 13, 2009.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: March 19, 2009                             SALISBURY BANCORP, INC.


                                                  By:   /s/ John F. Foley
                                                       -------------------------
                                                       John F. Foley
                                                       Chief Financial Officer